Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Stratex Networks, Inc. on Form S-8 of our report dated May 27, 2004, relating to the consolidated financial statements of Stratex Networks, Inc. as of and for the years ending at March 31, 2004 and 2003, appearing in the Annual Report on Form 10-K of Stratex Networks, Inc. for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP
San Jose, California
January 25, 2005